ASSIGNMENT
                             OF
     PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS


      THIS ASSIGNMENT made and entered into this 16th day of June, 1999, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership and AEI PRIVATE NET LEASE FUND 1998 LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignees");

     WITNESSETH, that:

     WHEREAS, on the 20th day of May, 1999, Assignor entered into a Purchase and Sale Agreement and Escrow Instructions
Agreement ("the Agreement") for those certain properties located as follows:

A.   Copperfield      18035 Forrest Height Drive, Houston, TX

B.   Ledgeview        1553 Arcadian Drive, DePere, WI

C.   Silverlake       2325 County Road 90, Pearland, TX

D.   Trellis Lane     3325 Trellis Lane, Abingdon, MD

E.   Mequon           10813 N. Port Washington Road,  Mequon, WI


(collectively  the  "Properties") with  ARAMARK  Educational
Resources, Inc., as Seller/Lessee; and

      WHEREAS, Assignor desires to assign all of its rights, title and interest in, to and under the Agreement to the Assignees as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1.    Assignor  assigns all of its  rights,  title  and
     interest in, to and under the Agreement to the Assignee, AEI Income & Growth Fund XXII Limited Partnership, with respect to properties A - D listed above, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee, AEI Income & Growth Fund XXII Limited Partnership, hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement with respect to properties A - D.

     3.    Assignor  assigns all of its  rights,  title  and
     interest in, to and under the Agreement to the Assignee, AEI Private Net Lease Fund 1998 Limited Partnership, with respect to property E listed above, to have and to hold the same unto the Assignee, its successors and assigns;

     4. Assignee, AEI Private Net Lease Fund 1998 Limited Partnership, hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement with respect to property E.


All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.


AEI FUND MANAGEMENT, INC.
("Assignor")



By:  /s/ Robert P Johnson
         Robert P. Johnson, its President




AEI INCOME & GROWTH FUND XXII
LIMITED PARTNERSHIP
("Assignee")

BY: AEI Fund Management XXI, Inc.



By:/s/ Robert P Johnson
       Robert P. Johnson, its President


AEI PRIVATE NET LEASE FUND 1998
LIMITED PARTNERSHIP
("Assignee")

By:  AEI Fund Management XVIII, Inc.



By: /s/ Robert P Johnson
        Robert P. Johnson, its President